Exhibit 10.1

INDEMNIFICATION PRIORITY AGREEMENT

This INDEMNIFICATION PRIORITY AGREEMENT, dated as of January 11, 2010 (this “Agreement”), is among The Blackstone Group, L.P. a Delaware limited partnership (“Blackstone”), The Goldman Sachs Group, Inc., a Delaware corporation (“Goldman Sachs”), Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership (“KKR”), TPG Capital, L.P. a Delaware limited partnership (“TPG” and, together with Blackstone, Goldman Sachs and KKR, the “Sponsors”), LVB Acquisition, Inc., a Delaware corporation (“Parent”), and Biomet, Inc., an Indiana corporation (the “Company”).

WHEREAS, Parent and the Company have entered into one or more monitoring, stockholder, indemnification and other agreements (any such agreement or agreements, collectively, the “Company Indemnification Agreements”) providing for, among other things, the indemnification of and advancement of expenses incurred by the Sponsors, their affiliated funds and their respective directors, members, managers, partners, affiliates and controlling persons for certain matters described therein (the Sponsors, their affiliated funds, and their respective directors, members, managers, partners, affiliates and controlling persons, collectively, the “Sponsor Indemnified Parties”);

WHEREAS, one or more executives or principals of the Sponsors or their affiliates may serve as a director of Parent or the Company and one or more other persons (who are not executives or principals of the Sponsors or their affiliates) may serve as a director of Parent or the Company as an appointee or designee of the applicable Sponsor (any such person or persons, the “Sponsor Directors”);

WHEREAS, the Sponsor Directors may have entered into indemnification agreements with Parent or the Company providing for indemnification and advancement of expenses for the Sponsor Directors in connection with their service as a director of Parent or the Company and the Sponsor Directors may, in their capacities as directors of the Company, be indemnified and/or entitled to advancement of expenses under Parent’s or the Company’s certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement or other organizational documents or policies of insurance procured by Parent or the Company (in each case, a “Company Director Indemnity”);

WHEREAS, the Sponsors and/or their respective affiliates and controlling persons (in this capacity, collectively, the “Sponsor Indemnitors”) have (i) entered into one or more limited partnership agreements, limited liability company operating agreements and other agreements, (ii) certificates and articles of incorporation, by-laws, and other organizational documents and (iii) obtained insurance (any such agreements, documents or insurance, collectively, the “Sponsor Indemnification Agreements”), in each case, providing for, among other things, indemnification of and advancement of expenses for the Sponsor Directors for, among other things, the same matters that are subject to indemnification and advancement of expenses under the Company Indemnification Agreements and the Company Director Indemnity; and

WHEREAS, Parent, the Company, and the Sponsors wish to clarify certain matters regarding the indemnification and advancement of expenses provided under the Company Indemnification Agreements and the Company Director Indemnity as compared to the indemnification and advancement of expenses provided for under the Sponsor Indemnification Agreements;

NOW, THEREFORE, in consideration of the foregoing recitals and the premises hereinafter set forth, Parent, the Company, and the Sponsors hereby agree as follows.

1.    Parent and the Company hereby acknowledge and agree that, as among the Company, Parent and the Sponsor Indemnitors, the obligation to indemnify or advance expenses to any Sponsor Director for the matters covered thereby, under either any Company Indemnification Agreement or Company Director Indemnity, shall be payable in the following priority: The Company shall be the primary source of indemnification and advancement of such Sponsor Director in connection therewith, Parent shall be the secondary source of indemnification and advancement, and any obligation on the part of any Sponsor Indemnitor under any Sponsor Indemnification Agreement to indemnify, or advance expenses to, such Sponsor Director shall be tertiary to the Company’s and, then, Parent’s obligations and shall be reduced by any amount that the Sponsor Director may collect as indemnification or advancement from the Company and/or the Parent. In the event that the Company and/or the Parent fails to indemnify or advance expenses to a Sponsor Director as required or contemplated by any Company Indemnification Agreement or Company Director Indemnity (such amounts, the “Unpaid Director Indemnity Amounts”) and any Sponsor Indemnitor makes any payment to or on behalf of such Sponsor Director in respect of indemnification or advancement of expenses under any Sponsor Indemnification Agreement on account of such Unpaid Director Indemnity Amounts, such Sponsor Indemnitor shall be subrogated to the rights of such Sponsor Director under any Company Indemnification Agreement or Company Director Indemnity, as the case may be, and such Sponsor Indemnitor shall, to the fullest extent permitted by law, be indemnified and held harmless jointly and severally by Parent and the Company for such payments, in respect of such Unpaid Director Indemnity Amounts.

2.    Each of Parent and the Company hereby agrees that, to the fullest extent permitted by applicable law, its obligation to indemnify Sponsor Indemnified Parties under the Company Indemnification Agreements shall include any amounts expended by any Sponsor Indemnitor under the Sponsor Indemnification Agreements in respect of indemnification or advancement of expenses to any Sponsor Director in connection with litigation or other proceedings involving his or her service as a director of Parent or the Company to the extent such amounts expended by such Sponsor Indemnitor are on account of any Unpaid Director Indemnity Amounts.

3.    Each of Parent and the Company hereby agrees that it will not amend any Company Director Indemnity as in effect on the date hereof to alter the rights of any Sponsor Director in any manner that would alter any Sponsor Director’s rights with respect to conduct pre-dating the date of any such amendment without the consent of the Sponsors.

4.    Except as otherwise provided herein, this Agreement may be amended or modified only by a writing executed by each of the parties hereto.

5.    The provisions of this Agreement shall inure to the benefit and be binding upon the parties hereto and the provisions of this Agreement shall inure to the benefit of the Sponsor Directors and the other Sponsor Indemnified Parties, all of whom are intended to be third party beneficiaries thereof. The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Sponsor Indemnitee may otherwise have by contract, at law or in equity or otherwise, provided that (i) to the extent that any Sponsor Indemnitee is entitled to be indemnified by Parent or the Company and by any other Sponsor Indemnitee or any insurer under a policy procured by any Sponsor Indemnitee, the obligations of Parent or the Company hereunder shall be primary and the obligations of such other Sponsor Indemnitee or insurer secondary, and (ii) neither Parent nor the Company shall be entitled to contribution or indemnification from or subrogation against such other Sponsor Indemnitee or insurer.

6.    This Agreement shall be governed by and construed in accordance with the laws of the state of incorporation of Parent and the Company, as applicable, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the state of incorporation of Parent or the Company, as applicable, and the parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each party irrevocably waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

7.    No Sponsor Indemnitor shall seek any order of a court or other governmental authority that would prohibit or otherwise interfere with the performance of any of the Company’s and/or Parent’s advancement, indemnification and other obligations under this Agreement.

8.    Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A signature of a party transmitted by facsimile or other electronic means shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

SPONSORS:

THE BLACKSTONE GROUP, L.P.

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Chief Legal Officer

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Adrian Jones
Name: Adrian Jones
Title: Attorney-in-Fact

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:	/s/ David Sorkin
Name: David Sorkin
Title: General Counsel

TPG CAPITAL, L.P.

By:	Tarrant Capital, LLC

By:	/s/ Clive D. Bode
Name: Clive D. Bode
Title: Vice President and Secretary

LVB ACQUISITION, INC.

By:	/s/ Bradley J. Tandy
Name: Bradley J. Tandy
Title: Senior Vice President, General Counsel and Secretary
BIOMET, INC.

By:	/s/ Jeffrey R. Binder
Name: Jeffrey R. Binder
Title: President and Chief Executive Officer